UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WHITESTONE REIT

(Exact name of registrant as specified in its charter)

Maryland	76-0594970

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 South Gessner, Suite 500, Houston, TX	77063

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:
Not applicable (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with Whitestone REIT's transfer of its listing of common shares to the New York Stock Exchange.

Item 1.     Description of Registrant's Securities to be Registered

The securities to be registered hereby are common shares of beneficial interest (the “Common Shares”), par value $0.001 per share, of Whitestone REIT (the “Company”). Effective June 27, 2012, the Company intends to amend its declaration of trust to reclassify all issued and unissued Class A common shares of beneficial interest, par value $0.001, into Class B common shares of beneficial interest, par value $0.001, and change the designation of the Class B common shares to “Common Shares.” The description of the remaining terms of the Common Shares to be registered hereunder is contained in the sections entitled “Description of Securities,” and “Certain Provisions of Maryland Law and Our Declaration of Trust” in the prospectus included in the Company's Registration Statement on Form S-4, as amended (File No 333-180990), filed with the Securities and Exchange Commission on April 27, 2012 and is incorporated herein by reference. Any section of the prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2.     Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Whitestone REIT
(Registrant)

Date:	6/25/2012	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Financial Officer